                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               September 17, 1999
                Date of Report (Date of earliest event reported)


                             TIVOLI INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



       CALIFORNIA                   1-13338                 95-2786709
       ----------                   -------                 ----------
 (State of Organization)    (Commission File Number)       (IRS Employer
                                                        Identification No.)


                          1513 EAST ST. GERTRUDE PLACE
                           SANTA ANA, CALIFORNIA 92705
         (Address of Registrant's Principal Executive Office) (Zip Code)


                                 (714) 957-6101
              (Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant.

      (a) As a result of the filing of an Agreement of Merger with the Secretary of State of the Sate of California on November 30, 1999 (the "Effective Time") Florence Acquisition Corp., a California corporation ("Purchaser") and a wholly owned subsidiary of Targetti Sankey S.p.A., an Italian corporation ("Parent"), was merged (the "Merger") with and into Tivoli Industries, Inc., a California corporation (the "Registrant"), with the Registrant continuing as the surviving corporation (the "Surviving Corporation"), in accordance with that certain Agreement and Plan of Merger dated as of September 17, 1999, among the Registrant, the Purchaser and Parent (the "Merger Agreement"). As a result of the Merger and at the Effective Time, Parent beneficially owned 100% of the voting securities of the Registrant, and the Surviving Corporation became a wholly owned subsidiary of Parent, and the Purchaser ceased to exist as a separate corporate entity.

      Following the Effective Time, and until their respective successors are duly elected or appointed and qualified, (a) Paolo Targetti, Alvaro Andorlini, Lorenzo Targetti, Charles Kimmel and Terrence Walsh shall be the directors of the Surviving Corporation and (b) Lorenzo Targetti shall be the Chairman of the Board of Directors of the Surviving Corporation, Terrence Walsh shall be the Chief Executive Officer and Vice Chairman of the Board of Directors of the Surviving Corporation and Charles Kimmel shall be the President and Chief Financial Officer of the Surviving Corporation.

      At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof: (a) each issued and outstanding share of common stock, par value $0.001 per share, of the Purchaser ("Purchaser Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation ("Surviving Corporation Common Stock") and each certificate representing outstanding shares of Purchaser Common Stock shall at the Effective Time represent an equal number of shares of Surviving Corporation Common Stock; (b) all shares of common stock, par value $0.001 per share, of the Registrant ("Registrant Common Stock") that are owned by the Registrant as treasury stock and any shares of Registrant Common Stock owned by any Subsidiary of the Registrant, Parent, Purchaser or any other wholly - owned Subsidiary of Parent shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor; and (c) each issued and outstanding share of Registrant Common Stock (other than shares to be canceled in accordance with subsection (b) of this paragraph and other than shares whose holders exercise dissenters' rights) shall be converted into the right to receive Four Dollars and Fifty Cents ($4.50) in cash (the "Merger Consideration"), and all such shares of Registrant Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, upon the surrender of such certificate in accordance with the terms of the Merger Agreement, without interest.

      All outstanding Registrant Stock Options (defined as options to purchase Registrant Common Stock held by current and former employees, consultants, vendors, customers, officers and directors of the Issuer which were granted under the Registrant's 1994 Stock Option Plan, 1995 Stock Option Plan, 1995 Non-Employee Director Stock Option Plan and the 1997 Equity Incentive Plan), whether or not then vested or exercisable, shall be made fully vested and exercisable and canceled by the Registrant immediately before the Effective Time, and thereafter, the holders' sole right shall be to, and the holders thereof shall, receive from the Company, for each share of Registrant Common Stock subject to such Registrant Stock Option, an amount, if any, in cash equal to the difference between the Merger Consideration and the exercise price per share of such Registrant Stock Option, which amount, shall be paid by the Registrant at the time such option is cancelled.

      All outstanding warrants to purchase Registrant Common Stock shall, following the Effective Time, be exercisable only for an amount of cash equal to the Warrant Consideration (as defined below) and the holders of such warrants shall be entitled to receive, upon surrender to the Paying Agent of the warrant certificates for cancellation, cash in an amount, if any, equal to the Warrant Consideration. The Registrant shall take all actions necessary to ensure that following the Effective Time (i) the warrants shall represent only the right to receive the Warrant Consideration in lieu of shares of Registrant Common-Stock issuable upon exercise thereof, (ii) all warrant agreements and warrant certificates shall be terminated and cancelled, and (iii) no party to any warrant agreement or holder of a warrant certificate shall have the right to acquire any capital stock of the Registrant, Parent, the Surviving Corporation or any of their respective subsidiaries. As used herein "Warrant Consideration" means an amount, if any, per warrant equal to the product of (i) the number of shares of Registrant Common Stock issuable upon exercise of such warrant and
(ii) the difference between the Merger Consideration and the exercise price per share of Registrant Common Stock, without interest, which amount shall be paid from and after the Effective Time.

      Notwithstanding any provisions of the Merger Agreement to the contrary, any shares of Registrant Common Stock held by a holder who has exercised such holder's dissenters' rights in accordance with the California General Corporation Law ("CGCL") and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration, but the holder the Dissenting Shares shall only be entitled to such rights as one granted by the CGCL. Notwithstanding the foregoing provisions, if any holder of shares of Registrant Common Stock who demands dissenters' rights with respect to such shares shall effectively withdraw or lose (through the failure to perfect or otherwise) such holder's dissenters' rights under the CGCL, then, as of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration upon surrender of the applicable Certificate(s) as provided in the Merger Agreement.

      The Purchaser obtained the funds required to purchase the shares of Registrant Common Stock through advances made directly by the Parent. The Parent obtained such funds from its own working capital and from an unsecured line of credit (the "Credit Agreement") received from Interbanca S.p.A. The Credit Agreement provides for a total amount of Lit. 15 billion (approximately $8.1 million). The interest rate is the EURIBOR six months interest rate plus 0.75%. Interest payments are due every six months. The term of the Credit Agreement expires on September 30, 2004. Payments of principal are Lit. 1.5 billion (approximately $780,000) every six months. The aggregate amount drawn down by the Parent under the Credit Agreement to fund the purchase of the shares of Registrant Common Stock by the Purchaser pursuant to the Merger Agreement and to pay related transaction expenses is Lit. 5 billion (approximately $2.7 million). The remaining portion of the purchase price for the shares of Registrant Common Stock, including fees and expenses for the transaction (approximately Lit. 6.65 billion or $3.5 million), will be paid from Targetti's existing working capital.

      Pursuant to the terms of that certain Employment Agreement, dated as of November 30, 1999 by and between Terrence Walsh and the Surviving Corporation, Terrence Walsh will receive shares of common stock of the Surviving Corporation equal to a 7.5%. ownership interest.

      As a result of the Merger, the transfer books of the Registrant were closed as of the Effective Time and trading in the shares of Registrant Common Stock on The NASDAQ Stock Exchange (the "NASDAQ") was suspended by the NASDAQ prior to the opening of the market on December 1, 1999.

      (b) There are no arrangements known to the Registrant, including any pledge by any person of securities of the Registrant, the operation of which may at a subsequent date result in a change in control of the Registrant.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)   Financial Statements

          None.

      (b)   Pro Forma Financial Information

          None.

      (c)   Exhibits

          Exhibit No.           Description of Document
          -----------           -----------------------
          2.1                   Merger Agreement, dated September
                                17, 1999, by and among Targetti
                                Sankey S.p.A., Florence
                                Acquisition Corp. and Tivoli
                                Industries, Inc.

          2.2                   Letter of Transmittal to
                                Surrender Certificates formerly
                                Representing Shares of Common
                                Stock of Tivoli Industries, Inc.
                                dated November 30, 1999.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          TIVOLI INDUSTRIES, INC.



                                          By:   /s/ Charles Kimmel
                                              -----------------------
                                          Name: Charles Kimmel
                                          Title: President


Date:  December 3, 1999

                                  EXHIBIT INDEX


  Exhibit No.             Exhibit
  -----------             -------
    2.1                 Merger Agreement, dated September 17,
                        1999, by and among Targetti Sankey
                        S.p.A., Florence Acquisition Corp.
                        and Tivoli Industries, Inc.

    2.2                 Letter of Transmittal to Surrender
                        Certificates formerly Representing
                        Shares of Common Stock of Tivoli
                        Industries, Inc. dated November 30,
                        1999.